AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”), is entered into as of January 15, 2007, by and among Strativation, Inc., a Delaware corporation (the “Company”) and each of the undersigned shareholders of the Company identified on the signature page hereto and on Schedule A attached hereto (collectively, the “Stockholders”). The foregoing parties are sometimes referred to hereinafter collectively as the “Parties.”

RECITALS

WHEREAS, the Parties wish to enter into this Agreement to amend and restate in its entirety the Registration Rights Agreement, dated January 11, 2007, by and among the Parties; and

WHEREAS, the Stockholders hold shares of common stock of the Company par value $0.001 (“Common Stock”), and the Parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Stockholders in connection with the Common Stock, and shares that may be acquired by the Stockholders in the future (the “Shares”).

NOW, THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1

Restrictions on Transferability; Registration Rights

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Holder” shall mean any Stockholder holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.12 hereof.

“Initiating Holders” shall mean Holders in the aggregate of not less than thirty percent (30%) of the Registrable Securities as defined for purposes of that particular section.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.5 and 1.6 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Registrable Securities” means (i) the Shares (ii) any Common Stock issued or issuable with respect of the Shares upon any stock split, stock dividend, re-capitalization, or similar event, (iii) any other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, re-capitalization, or similar event, or (iv) any Common Stock otherwise issued or issuable with respect to Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.3 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, placement agent fees, and/or stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders.

1.2         Restrictions.  The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Stockholders will cause any proposed Stockholder, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

1.3         Restrictive Legend.  Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, re-capitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF

COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

Each Stockholder and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

1.4          Notice of Proposed Transfers.  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or “no action” letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which a Stockholder which is a corporation distributes Restricted Securities after the purchase thereof solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which a Stockholder which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

1.5	Demand Registration.

(a)   Demand Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any qualification, compliance or registration, the Company shall:

(i)    promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii)  use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

(1)   In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(2)   During the period ending on the date three (3) months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

(3)   After the Company has effected one (1) such registration pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold.

Subject to the foregoing clauses (1) through (3), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(b)   Underwriting. In the event that a registration pursuant to Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). The right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration.

1.6	Piggyback Registration.

(a)   Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

(i)	promptly give to each Holder written notice thereof, and

(ii)  include in such registration (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests received within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company’s securities who have demanded such registration.

(b)   Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 30% of the total shares to be included in such underwriting or exclude them entirely in the case of the Company’s initial public offering. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 1.6, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto (the “Lock-Up Period”); provided, however, that if such registration is not the Company’s initial public offering such Lock-Up Period shall be one hundred twenty (120) days unless the managing underwriter determines that marketing factors require a longer period in which case the Lock-Up period shall be specified by the managing underwriter but shall not exceed one hundred eighty (180) days.

(c)   Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.7         Expenses of Registration.  All Registration Expenses incurred in connection with any registration pursuant to Sections 1.5 or 1.6, including the fees and expenses of one special legal counsel to represent all of the Holders together in any such registration, shall be borne by the Company; provided, however that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.5. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

1.8         Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

(a)   Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; and

(b)   Furnish to the Holders participating in such registration a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request.

1.9	Indemnification.

(a)   The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein; and provided, further, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company’s failure to provide such prospectus (as amended or supplemented).

(b)   Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.9(b) shall not exceed the gross proceeds from the offering received by such Holder.

(c)   Each Party entitled to indemnification under this Section 1.9 (the “Indemnified Party”) shall give notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

1.10       Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.11       Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)   Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)   File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)   So long as a Stockholder owns any Restricted Securities, to furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration.

1.12       Transfer of Registration Rights The rights to cause the Company to register securities granted Stockholders under Sections 1.5 and 1.6 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Stockholder (together with any affiliate); provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is an employee, affiliate or constituent partner (including limited partners) of such Stockholder, or (ii) acquires from such Stockholder at least 100,000 shares of Registrable Securities (as appropriately adjusted for stock splits and the like).

1.13       Standoff Agreement.  Each Holder agrees in connection with the initial registration of the Company’s securities that, upon request of the Company or the underwriters managing any underwritten initial public offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by the Company or such managing underwriters; provided, however, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.13.

1.14       Termination of Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years after the date hereof.

SECTION 2

Miscellaneous

2.1          Assignment.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

2.2         Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.3          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California in the United States of America without giving effect to the conflicts of laws principles thereof.

2.4          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.5          Notices.  All notices and other communications required or permitted under this Agreement shall be transmitted via facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder, at such Stockholder’s facsimile number or address set forth on Schedule A, or, at such other facsimile number or address as such Stockholder shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such facsimile number and address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes a facsimile number and address to the Company, then to and at the facsimile number and address of the last holder of such Shares who has so furnished a facsimile number and address to the Company, or (c) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other facsimile number and address as the Company shall have furnished to the Stockholder, and (d) to any such Party’s counsel at the facsimile number and address set forth on Schedule A, or, at such other facsimile number and address as such Party’s counsel shall have furnished in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally; upon confirmation of successful transmission if sent via facsimile; or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

2.6          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

2.7          Amendment and Waiver.  Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

2.8         Effect of Amendment or Waiver.  The Stockholders and their successors and assigns acknowledge that by the operation of Section 2.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

2.9         Rights of Holders.  Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

2.10       Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of the other Party, shall impair any such right, power or remedy of such non-breaching Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

[Signatures Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amended And Restated Registration Rights Agreement as of the date first written above.

STRATIVATION, INC. By: /s/ Silas Phillips Name: Silas Phillips Title: Chief Executive Officer

THE STOCKHOLDERS

/s/Mark Abdou

Mark Abdou

/s/Addison Adams

Addison Adams

Corporate Capital Partners

By: /s/ Michael Donahue

      Michael Donahue

/s/Kevin Friedmann

Kevin Friedmann

/s/Victor Fu

Victor Fu

/s/Peter Hogan

Peter Hogan

/s/Ryan Hong

Ryan Hong

/s/Lisa Klein

Lisa Klein

/s/Kevin Leung

Kevin Leung

/s/Albert Liou

Albert Liou

A&E Capital Partners, LLC

By: /s/ Edgar Park

       Edgar Park

/s/Nimish Patel

Nimish Patel

/s/Luan Phan

Luan Phan

/s/Silas Phillips

Silas Phillips

/s/Erick E. Richardson

Erick E. Richardson

/s/Troy Rillo

Troy Rillo

/s/John Tishbi

John Tishbi

SCHEDULE A

THE STOCKHOLDERS

The Stockholders:	Maximum Number of Registrable Shares
Mark Abdou	31,219
Addison Adams	31,219
Corporate Capital Partners	35,679
Kevin Friedmann	26,759
Victor Fu	26,759
Peter Hogan	8,920
Ryan Hong	44,599
Lisa Klein	26,759
Kevin Leung	35,679
Albert Liou	44,599
A&E Capital Partners, LLC	44,599
Nimish Patel	133,797
Luan Phan	44,599
Silas Phillips	44,599
Erick E. Richardson	133,797
Troy Rillo	44,599
John Tishbi	8,920
TOTAL:	767,103